SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED February 8, 2000
(To Prospectus dated February 8, 2000)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Seller and Master Servicer



                   Asset Backed Certificates, Series 2000-1

                                    The Class BV Certificates

The Class BV certificates           o   This supplement relates to the
represent obligations of                offering of the Class BV certificates
the trust only and do not               of the series referenced above. This
represent an interest in                supplement does not contain complete
or obligation of CWABS,                 information about the offering of the
Inc., Countrywide Home                  Class BV certificates. Additional
Loans, Inc. or any of                   information is contained in the
their affiliates.                       prospectus supplement dated February
                                        8, 2000, prepared in connection with
This supplement may be                  the offering of the offered
used to offer and sell                  certificates of the series referenced
the offered certificates                above and in the prospectus of the
only if accompanied by                  depositor dated February 8, 2000. You
the prospectus supplement               are urged to read this supplement, the
and the prospectus.                     prospectus supplement and the
                                        prospectus in full.

                                    o   As of the October 25, 2001, the class
                                        certificate balance of the Class BV
                                        certificates was approximately
                                        $35,520,000.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class BV certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

November 19, 2001

                               THE MORTGAGE POOL

         As of October 1, 2001 (the "Reference Date"), the Adjustable Rate Loan Group included approximately 5,511 Mortgage Loans having an aggregate Stated Principal Balance of approximately $601,831,210 and the Fixed Rate Loan Group included approximately 2,964 Mortgage Loans having an aggregate Stated Principal Balance of approximately $225,769,105.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.




                                                                                   As of October 1, 2001
                                                                           Adjustable Rate       Fixed Rate
                                                                                 Loan            Loan Group
                                                                                Group

Total Number of Mortgage Loans.........................................         5,511          2,964
Delinquent Mortgage Loans and Pending Foreclosures at Period End(1)
         30-59 days....................................................        11.96%          10.49%
         60-90 days....................................................         3.85%           2.63%
         91 days or more (excluding pending foreclosures)..............         5.21%           4.62%
                                                                               ------          ------
         Total Delinquencies...........................................        21.02%          17.74%
                                                                               ======          ======
Foreclosures Pending...................................................         6.37%           4.76%
                                                                                -----          ------
Total Delinquencies and foreclosures pending...........................        27.39%          22.52%
                                                                               ======          ======


--------------
(1) As a percentage of the total number of Mortgage Loans in the Adjustable Rate Loan Group and the Fixed Rate Loan Group as of the Reference Date.

         One hundred forty-nine (149) Mortgage Loans in the Adjustable Rate Loan Group have been converted and are, as of the Reference Date, REO loans. Forty-eight (48) Mortgage Loans in the Fixed Rate Loan Group have been converted and are, as of the Reference Date, REO loans.

         Certain information as to the Adjustable Rate Loan Group as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans, Inc. will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C mortgage loans originated by Countrywide Home Loans, Inc. A B&C mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due with on month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

         For purposes of the following table:

         o the period of delinquency is based on the number of days payments are contractually past due.

         o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

         o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

         o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.




                                                        Delinquency and Foreclosure Experience
                                  As of December 31, 1999           As of December 31, 2000        As of June 30, 2001
                                  -----------------------           -----------------------        -------------------

  Total Portfolio.......    $5,536,317,231.27     100.00%     $7,867,335,642.62     100.00%     $8,493,333,348.64     100.00%
  Delinquency
  percentage
         30-59 days.....      $341,598,592.95       6.17%       $617,079,497.93       7.84%       $632,716,511.04       7.45%
         60-89..........       106,503,734.27       1.92%       $209,082,975.61       2.66%       $209,584,240.42       2.47%
         90+ days.......        46,628,549.50       0.88%        $87,295,342.66       1.11%       $125,187,419.65       1.47%
             Total......      $496,730,876.72       8.97%       $913,457,816.20      11.61%       $967,488,171.11      11.39%
                         ===================== =========== ===================== =========== ===================== ===========
  Foreclosure Rate......       $90,023,803.50       1.63%       $231,465,019.95       2.94%       $260,904,135.66       3.07%
  Bankruptcy Rate.......       $47,660,244.96       0.86%       $109,183,964.35       1.39%       $178,764,233.99       2.10%
                         ===================== =========== ===================== =========== ===================== ===========


         Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loan, Inc.'s control, such as national or local economic conditions or a downturn in the real estate markets of its lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                   DESCRIPTION OF THE CLASS BV CERTIFICATES

         The Class BV Certificates will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Certificates
- Distributions - Distribution of Interest." The Class BV Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distribution of Principal."

         As of October 25, 2001 (the "Certificate Date"), the Class Certificate Balance of the Class BV Certificates was approximately $35,520,000 evidencing a beneficial ownership interest of approximately 4.39% in the Trust Fund. As of the Certificate Date, the Class A Adjustable Rate Certificates and the Class A Fixed Rate Certificates had an aggregate principal balances of approximately $461,971,211 and $192,29,105, respectively and evidenced in the aggregate a beneficial ownership interest of approximately 57.12% and 23.77%, respectively in the Trust Fund. As of the Certificate Date, the Subordinated Offered Adjustable Rate Certificates and the Subordinated Offered Fixed Rate Certificates had aggregate principal balances of $126,540,000 and $28,080,000, respectively and evidenced in the aggregate a beneficial ownership interest of approximately 15.65% and 3.47%, respectively, in the Trust Fund. For additional information with respect to the Class BV Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The October 2001 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of any interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each the month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of six-month LIBOR Mortgage Index remains constant at 2.0913% per annum and the level of one-month LIBOR remains constant at 1.97% per annum; (vi) the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margin for the Offered Adjustable Rate Certificates is adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class BV Certificates is November 19, 2001; (viii) the Mortgage Rate for each Adjustable

Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); and (ix) the option to purchase Mortgage Loans described in the Prospectus Supplement under the headings "Description of Certificates --Optional Termination" is not exercised.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 100% percent of the Prepayment Vector assumes prepayment rates of 2.2% per annum of the outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loan and an additional 2.2% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, 100% Prepayment Vector assumes a constant prepayment rate of 22% per annum. For the Adjustable Rate Mortgages the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the them outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 27% CPR, assumes a constant prepayment rate of 27% per annum.

         As used in the following tables "100% of the Prepayment Vector" assumes that the Fixed Rate Mortgage Loans will prepay at rate equal to 100% of the Prepayment Vector; "125% of the Prepayment Vector" assumes that the Fixed Rate Mortgage Loans will prepay at rate equal to 125% of the Prepayment Vector; and other percentages of the Prepayment Vector identified therein assume that the Fixed Rate Mortgage Loans will prepay at rates equal to such respective percentage of the Prepayment Vector.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

         The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class BV Certificates that would be outstanding after each of the dates shown at various constant percentages of CPR and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of CPR or at any constant percentage.



                                               Percent of Class Certificate
                                                    Balance Outstanding*

CPR:                                     0%       14%       20%      27%        33%         40%        45%
                                         --       ---       ---      ---        ---         ---        ---
          Distribution Date
          -----------------
Initial Percent..................        100      100       100      100       100         100        100
October 25, 2002.................        100      100       100      100       100         100        100
October 25, 2003.................        100       99        85       71        60          48         40
October 25, 2004.................        100       84        68       51        40          27         18
October 25, 2005.................        100       72        54       37        24          11          4
October 25, 2006.................        100       61        42       24        12           1          0
October 25, 2007.................        100       52        34       14         3           0          0
October 25, 2008.................        100       44        24        7         0           0          0
October 25, 2009.................        100       37        16        1         0           0          0
October 25, 2010.................        100       31        10        0         0           0          0
October 25, 2011.................        100       24         5        0         0           0          0
October 25, 2012.................        100       18         1        0         0           0          0
October 25, 2013.................        100       13         0        0         0           0          0
October 25, 2014.................        100        9         0        0         0           0          0
October 25, 2015.................        100        6         0        0         0           0          0
October 25, 2016.................        100        2         0        0         0           0          0
October 25, 2017.................        100        0         0        0         0           0          0
October 25, 2018.................         96        0         0        0         0           0          0
October 25, 2019.................         91        0         0        0         0           0          0
October 25, 2020.................         86        0         0        0         0           0          0
October 25, 2021.................         80        0         0        0         0           0          0
October 25, 2022.................         73        0         0        0         0           0          0
October 25, 2023.................         66        0         0        0         0           0          0
October 25, 2024.................         58        0         0        0         0           0          0
October 25, 2025.................         49        0         0        0         0           0          0
October 25, 2026.................         39        0         0        0         0           0          0
October 25, 2027.................         26        0         0        0         0           0          0
October 25, 2028.................         10        0         0        0         0           0          0
October 25, 2029.................          0        0         0        0         0           0          0
                                           -        -         -        -         -           -          -
Weighted Average Life (years)**..        23.20     6.99      4.87     3.53      2.84        2.33       2.07

                --------------------------
                *   Rounded to the nearest whole percentage.
                **  Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.



                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Class BV Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

Foreign Investors

         A Foreign Investor who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf will not be subject to United States Federal income taxes on payments of principal, premium, interest or original issue discount on a Certificate, unless such Foreign Investor is a direct or indirect 10% or greater certificateholder of the Trust Fund, a controlled foreign corporation related to the Trust Fund or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

         - is signed under penalties of perjury by the beneficial owner of the Certificate,

         -    certifies that such owner is not a U.S. Holder, and

         -    provides the beneficial owner's name and address.

         A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Foreign Investor (which itself is not a Withholding Agent).

         Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Certificate Owner who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of Certificates held by a foreign partnership (or foreign trust), the partnership (or trust) will be required to provide the certification from each of its partners (or beneficiaries), and the partnership (or trust) will be required to provide certain additional information.

         A foreign Certificate Owner whose income with respect to its investment in a Certificate is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

         Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

         Generally, a Foreign Investor will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Certificate, unless such Foreign Investor is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Foreign Investor should consult its tax advisor in this regard.

         The Certificates will not be includible in the estate of a Foreign Investor unless the individual is a direct or indirect 10% or greater certificateholder of the Trust Fund or, at the time of such individual's death, payments in respect of the Certificates would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

         Backup withholding of United States Federal income tax may apply to payments made in respect of the Certificates to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Certificates to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those Foreign Investors who are not exempt recipients.

         In addition, upon the sale of a Certificate to (or through) a broker, the broker must report the sale and backup withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that such seller is a Foreign Investor (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

         Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

         Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

                             ERISA CONSIDERATIONS

         Prospective purchasers of the Class BV Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences.

                                    RATINGS

         The Class BV Certificates are currently rated "BBB" by Fitch, Inc. and "Baa2" by Moody's Investors Services. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class BV Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.



                                   EXHIBIT 1
                             FIXED RATE LOAN GROUP

              Mortgage Rates for the Fixed Rate Mortgage Loan Group(1)
------------------------------------------------------------------------------------------
 Range of Current               Number of           Aggregate Unpaid     Percent of Loan
Mortgage Rates (%)           Mortgage Loans        Principal Balance           Group
------------------------------------------------------------------------------------------
 6.501 -  7.000                           1                 $246,780                0.11
 7.001 -  7.500                          11               $5,458,886                2.42
 7.501 -  8.000                          52               $8,196,511                3.63
 8.001 -  8.500                         141              $20,905,862                9.26
 8.501 -  9.000                         220              $25,905,729               11.47
 9.001 -  9.500                         271              $27,136,592               12.02
 9.501 - 10.000                         378              $32,684,328               14.48
10.001 - 10.500                         344              $24,667,470               10.93
10.501 - 11.000                         376              $26,602,557               11.78
11.001 - 11.500                         284              $15,807,805                7.00
11.501 - 12.000                         216              $12,427,176                5.50
12.001 - 12.500                         160               $7,751,583                3.43
12.501 - 13.000                         135               $5,788,534                2.56
13.001 - 13.500                         107               $3,740,679                1.66
13.501 - 14.000                          86               $3,558,171                1.58
14.001 - 14.500                          66               $1,796,008                0.80
14.501 - 15.000                          32               $1,028,927                0.46
15.001 - 15.500                          40                 $997,889                0.44
15.501 - 16.000                          12                 $356,402                0.16
16.001 - 16.500                          16                 $375,920                0.17
16.501 - 17.000                           6                 $152,276                0.07
17.001 - 17.500                           6                 $113,415                0.05
17.501 - 18.000                           3                  $49,938                0.02
18.501 - 19.000                           1                  $19,665                0.01
-----------------------------------------------------------------------------------------
        Total                         2,964             $225,769,105              100.00
                           ==============================================================



---------------------------------

(1) The weighted average Mortgage Rate of the Fixed Rate Mortgage Loans is approximately 10.157% per annum.
(2) Approximately 7.88% of the Mortgage Loans in the Fixed Rate Loan Group are Fixed Rate Credit Comeback Loans. The Mortgage Rates for the Fixed Rate Credit Comeback Loans included in this table are the actual current Mortgage Rates on these Mortgage Loans. However, all Fixed
       Rate Credit Comeback Loans will for purposes of payments made on the Offered Certificates be treated as having four separate Mortgage Rate reductions within four years following the Closing Date. Each such reduction will be equal to 0.375% per annum and will be made after the last Month of each twelve month period after origination of the related Fixed Rate Credit Comeback Loan.




              Loan-to-Value Ratios for the Fixed Rate Mortgage Loan Group(1)
------------------------------------------------------------------------------------------
Range of Loan-to-Value         Number of           Aggregate Unpaid      Percent of Loan
       Ratios (%)           Mortgage Loans        Principal Balance           Group
------------------------------------------------------------------------------------------
 15 or Less                              9                 $229,743                0.10
 15.01-20.00                            13                 $463,569                0.21
 20.01-25.00                            16                 $736,807                0.33
 25.01-30.00                            36               $1,262,821                0.56
 30.01-35.00                            39               $1,215,100                0.54
 35.01-40.00                            47               $2,171,454                0.96
 40.01-45.00                            48               $2,098,578                0.93
 45.01-50.00                            75               $3,978,649                1.76
 50.01-55.00                            70               $4,082,129                1.81
 55.01-60.00                           139               $8,033,252                3.56
 60.01-65.00                           235              $15,421,384                6.83
 65.01-70.00                           386              $29,066,606               12.87
 70.01-75.00                           494              $42,479,614               18.82
 75.01-80.00                           731              $67,972,946               30.11
 80.01-85.00                           323              $23,990,587               10.63
 85.01-90.00                           272              $20,434,777                9.05
 90.01-95.00                            25               $1,811,248                0.80
 95.01-100.00                            6                 $319,840                0.14
----------------------------------------------------------------------------------------
        Total                        2,964             $225,769,105              100.00
                                  ======================================================


----------------------------
(1) The weighted average Loan-to-Value Ratio of the Fixed Rate Mortgage Loans is approximately 74.19%.



    Current Mortgage Loan Principal Balances for the Fixed Rate Mortgage Loan Group(1)
------------------------------------------------------------------------------------------------
Range of Current Mortgage Loan     Number of           Aggregate Unpaid       Percent of Loan
    Principal Balance ($)        Mortgage Loans        Principal Balance            Group
------------------------------------------------------------------------------------------------
 $      0.01 to $ 25,000                    464               $8,760,317                3.88
 $ 25,000.01 to $ 50,000                    860              $32,334,633               14.32
 $ 50,000.01 to $ 75,000                    599              $37,191,864               16.47
 $ 75,000.01 to $100,000                    404              $35,015,750               15.51
 $100,000.01 to $150,000                    318              $38,711,020               17.15
 $150,000.01 to $200,000                    170              $29,122,421               12.90
 $200,000.01 to $250,000                     69              $15,415,029                6.83
 $250,000.01 to $300,000                     43              $11,665,562                5.17
 $300,000.01 to $350,000                     15               $4,875,066                2.16
 $350,000.01 to $400,000                     10               $3,733,537                1.65
 $400,000.01 to $450,000                      1                 $419,186                0.19
 $450,000.01 to $500,000                      3               $1,405,371                0.62
 $500,000.01 to $550,000                      2               $1,045,336                0.46
 $550,000.01 to $600,000                      2               $1,158,656                0.51
 $850,000.01 to $900,000                      1                 $883,534                0.39
 $900,000.01 to $950,000                      1                 $921,635                0.41
 > $1,000,000                                 2               $3,110,190                1.38

----------------------------------------------------------------------------------------------
          Total                           2,964             $225,769,105              100.00
                                  ============================================================

----------------------------------
(1) The average Fixed Rate Mortgage Loan principal balance is approximately
$74,315.




          State Distributions of Fixed Rate Mortgaged Properties
-----------------------------------------------------------------------------
                 Number of           Aggregate Unpaid       Percent of Loan
    State       ortgage Loans        Principal Balance            Group
-----------------------------------------------------------------------------
AL                          1                  $82,339                 0.04
AK                          1                  $75,936                 0.03
AZ                         57               $4,306,718                 1.91
AR                         15                 $930,833                 0.41
CA                        451              $51,705,395                22.90
CO                         38               $2,717,863                 1.20
CT                         27               $2,277,139                 1.01
DE                          1                  $37,077                 0.02
DC                         12                 $682,718                 0.30
FL                        309              $19,077,459                 8.45
GA                         72               $5,301,683                 2.35
HI                         82              $15,640,110                 6.93
ID                         41               $3,072,506                 1.36
IL                         43               $2,411,755                 1.07
IN                         82               $4,032,620                 1.79
IA                         12                 $471,882                 0.21
KS                          7                 $246,376                 0.11
KY                         46               $2,326,790                 1.03
LA                        111               $7,323,018                 3.24
ME                         12                 $751,839                 0.33
---------------------------------------------------------------------------

-----------------------------------------------------------------------------
                 Number of           Aggregate Unpaid       Percent of Loan
    State      Mortgage Loans        Principal Balance            Group
-----------------------------------------------------------------------------
MD                         38               $2,686,622                 1.19
MA                         25               $2,636,332                 1.17
MI                        223              $12,123,463                 5.37
MN                         17                 $892,052                 0.40
MS                         49               $2,426,490                 1.07
MO                         50               $2,976,056                 1.32
MT                         11                 $578,346                 0.26
NE                         10                 $362,944                 0.16
NV                         34               $2,942,126                 1.30
NH                         11                 $613,287                 0.27
NJ                         22               $1,177,247                 0.52
NM                         24               $1,207,707                 0.53
NY                         49               $4,629,564                 2.05
NC                         33               $2,111,759                 0.94
ND                          6                 $404,822                 0.18
OH                        162               $9,227,889                 4.09
OK                         61               $2,628,521                 1.16
OR                         48               $4,760,854                 2.11
PA                         99               $5,748,305                 2.55
RI                          2                  $85,404                 0.04
SC                         26               $1,761,257                 0.78
SD                          4                 $159,486                 0.07
TN                        144              $10,492,252                 4.65
TX                        210              $10,598,956                 4.69
UT                         19               $1,706,289                 0.76
VT                          1                 $100,746                 0.04
VA                         56               $4,427,259                 1.96
WA                         69              $10,436,065                 4.62
WV                         11                 $458,233                 0.20
WI                         26               $1,640,031                 0.73
WY                          4                 $296,683                 0.13
---------------------------------------------------------------------------
       Total            2,964             $225,769,105               100.00
                      =====================================================



                Type of Mortgaged Properties for the Fixed Rate Mortgage Loan Group
----------------------------------------------------------------------------------------------------
                                          Number of           Aggregate Unpaid       Percent of Loan
    Property Type                       Mortgage Loans        Principal Balance            Group
----------------------------------------------------------------------------------------------------
Single-Family detached Dwellings                 2,577         $190,791,374               84.51
Planned Unit Developments                          105           $9,745,391                4.32
Low-Rise Condominiums                              104           $7,509,407                3.33
2-4 Family Dwellings                                81           $8,677,560                3.83
Manufactured Housing                                87           $5,053,182                2.24
5 + UNITS                                            3           $3,357,488                1.49
High-Rise Condominiums                               7             $634,703                0.28
----------------------------------------------------------------------------------------------------
       Total                                     2,964         $225,769,105              100.00
                                   =================================================================






                    Occupancy Types for the Fixed Rate Mortgage Loan Group(1)
----------------------------------------------------------------------------------------------------
                                          Number of           Aggregate Unpaid       Percent of Loan
   Occupancy Type                       Mortgage Loans        Principal Balance            Group
----------------------------------------------------------------------------------------------------
Primary Residence                                2,683             $205,999,484                91.24
Investment Property                                263              $18,749,583                 8.30
Second Home                                         18               $1,020,037                 0.45
----------------------------------------------------------------------------------------------------
        Total                                    2,964             $225,769,105               100.00
                                 ===================================================================

---------------------------------

(1)  Based upon representations of the related Mortgagors at the time of origination.





      Remaining Months to Stated Maturity for the Fixed Rate Mortgage Loan Group(1)
------------------------------------------------------------------------------------------
                                Number of           Aggregate Unpaid       Percent of Loan
    Remaining Terms           Mortgage Loans        Principal Balance            Group
------------------------------------------------------------------------------------------
  1 - 120                                 96               $5,354,170                 2.37
121 - 180                              1,142              $58,145,972                25.75
181 - 300                                411              $41,973,843                18.59
301 - 360                              1,315             $120,295,120                53.28
------------------------------------------------------------------------------------------
        Total                          2,964             $225,769,105               100.00
                           ===============================================================

---------------------------------

(1) The weighted average remaining Months to Scheduled Maturity is approximately 275 months.





                        Fixed Rate Mortgage Loan Group by Loan Purpose
------------------------------------------------------------------------------------------
                                Number of           Aggregate Unpaid       Percent of Loan
    Loan Purpose              Mortgage Loans        Principal Balance            Group
------------------------------------------------------------------------------------------
Refinance-Cash Out                     1,959             $155,473,154                68.86
Purchase                                 428              $35,638,186                15.79
Refinance-Rate/Term                      577              $34,657,765                15.35
------------------------------------------------------------------------------------------
        Total                          2,964             $225,769,105               100.00
                               ===========================================================




                         ADJUSTABLE RATE LOAN GROUP (Subgroup 1A)


          Current Mortage Rates for the Mortgage Loans in Loan Subgroup 1A(1)
------------------------------------------------------------------------------------------
Range of Current Mortgage       Number of           Aggregate Unpaid       Percent of Loan
       Rates (%)              Mortgage Loans        Principal Balance            Group
------------------------------------------------------------------------------------------
 6.501 -  7.000                            2                 $804,672                 0.66
 7.001 -  7.500                            9               $2,675,579                 2.18
 7.501 -  8.000                           18               $5,417,934                 4.41
 8.001 -  8.500                           53              $14,576,563                11.87
 8.501 -  9.000                           83              $23,406,042                19.05
 9.001 -  9.500                           89              $23,738,233                19.32
 9.501 - 10.000                           90              $21,400,148                17.42
10.001 - 10.500                           55              $11,490,933                 9.35
10.501 - 11.000                           44               $7,269,815                 5.92
11.001 - 11.500                           19               $3,317,227                 2.70
11.501 - 12.000                           17               $2,142,016                 1.74
12.001 - 12.500                           11               $1,781,699                 1.45
12.501 - 13.000                           17                 $980,174                 0.80
13.001 - 13.500                           28               $1,504,331                 1.22
13.501 - 14.000                           21                 $906,687                 0.74
14.001 - 14.500                           12                 $614,606                 0.50
14.501 - 15.000                            8                 $356,050                 0.29
15.001 - 15.500                            2                 $118,875                 0.10
15.501 - 16.000                            3                 $115,384                 0.09
16.001 - 16.500                            1                  $58,713                 0.05
16.501 - 17.000                            3                 $169,386                 0.14
------------------------------------------------------------------------------------------
        Total                            585             $122,845,066               100.00
                                   =======================================================

------------------------------------

(1) The weighted average Mortgage Rate of the Adjustable Rate Mortgage Loans is approximately 9.562%.







                 Gross Margins for the Mortgage Loans in Loan Subgroup 1A(1)
------------------------------------------------------------------------------------------------
                                     Number of           Aggregate Unpaid       Percent of Loan
Range of Gross Margins (%)         Mortgage Loans        Principal Balance            Group
-----------------------------------------------------------------------------------------------
 > 8.251                                       12               $1,065,280                 0.87
4.001 - 4.250                                   2                 $558,029                 0.45
4.251 - 4.500                                   1                 $274,600                 0.22
4.501 - 4.750                                   9               $2,555,735                 2.08
4.751 - 5.000                                  10               $3,398,385                 2.77
5.001 - 5.250                                  27               $7,664,799                 6.24
5.251 - 5.500                                  39              $10,293,197                 8.38
5.501 - 5.750                                  53              $14,296,407                11.64
5.751 - 6.000                                  57              $14,463,161                11.77
6.001 - 6.250                                  62              $14,263,889                11.61
6.251 - 6.500                                  52              $11,399,862                 9.28
6.501 - 6.750                                  85              $17,183,126                13.99
6.751 - 7.000                                  54               $8,496,245                 6.92
7.001 - 7.250                                  51               $8,832,382                 7.19
7.251 - 7.500                                  31               $3,486,346                 2.84
7.501 - 7.750                                  16               $1,404,752                 1.14
7.751 - 8.000                                  15               $1,972,318                 1.61
8.001 - 8.250                                   9               $1,236,553                 1.01
-----------------------------------------------------------------------------------------------
        Total                                 585             $122,845,066               100.00
                                    ===========================================================

------------------------------------

(1) The weighted average Margin of the Adjustable Rate Mortgage Loans is approximately 6.270%.



               Maximum Mortgage Rates for the Mortgage Loans in Loan Subgroup 1A(1)
-----------------------------------------------------------------------------------------------
Range of Maximum Rates               Number of           Aggregate Unpaid       Percent of Loan
          (%)                      Mortgage Loans        Principal Balance            Group
-----------------------------------------------------------------------------------------------
 > 20.001                                      74               $3,711,093                 3.02
12.001 - 12.500                                 1                 $205,787                 0.17
13.501 - 14.000                                 3               $1,061,718                 0.86
14.001 - 14.500                                19               $5,613,967                 4.57
14.501 - 15.000                                29               $9,021,724                 7.34
15.001 - 15.500                                52              $14,446,586                11.76
15.501 - 16.000                                87              $24,730,883                20.13
16.001 - 16.500                                95              $22,861,085                18.61
16.501 - 17.000                                89              $19,034,666                15.49
17.000 - 17.500                                42               $9,247,096                 7.53
17.501 - 18.000                                33               $5,772,437                 4.70
18.001 - 18.500                                18               $2,990,543                 2.43
18.501 - 19.000                                14               $1,612,124                 1.31
19.001 - 19.500                                11               $1,543,577                 1.26
19.501 - 20.000                                18                 $991,781                 0.81
------------------------------------------------------------------------------------------------
        Total                                 585             $122,845,066               100.00
                                    ============================================================

------------------------------------

(1) The weighted average Maximum Rate of the Adjustable Rate Mortgage Loans is approximately 16.380% per annum.






               Minimum Mortgage Rates for the Mortgage Loans in Loan Subgroup 1A(1)
------------------------------------------------------------------------------------------------
Range of Minimum Interest Rates      Number of           Aggregate Unpaid       Percent of Loan
          (%)                      Mortgage Loans        Principal Balance            Group
------------------------------------------------------------------------------------------------
 5.001 -  6.000                                 1                  205,787                 0.17
 6.001 -  7.000                                 3                1,061,718                 0.86
 7.001 -  8.000                                29                8,658,334                 7.05
 8.001 -  9.000                               138               39,272,337                31.97
 9.001 - 10.000                               180               44,681,344                36.37
10.001 - 11.000                                95               17,695,167                14.40
11.001 - 12.000                                33                4,664,473                 3.80
12.001 - 13.000                                29                2,782,569                 2.27
13.001 - 14.000                                49                2,423,227                 1.97
14.001 - 15.000                                19                  937,753                 0.76
15.001 - 16.000                                 5                  234,259                 0.19
16.001 - 17.000                                 4                  228,099                 0.19
-----------------------------------------------------------------------------------------------
        Total                                 585              122,845,066               100.00
                                    ===========================================================

------------------------------------

(1) The weighted average Minimum Rate of the Adjustable Rate Mortgage Loans is approximately 9.509% per annum.







     Current Mortgage Loan Principal Balances for the Mortgage Loans in Loan Subgroup 1A(1)
------------------------------------------------------------------------------------------------
Range of Current Mortgage            Number of           Aggregate Unpaid       Percent of Loan
Loan Principal Balances ($)        Mortgage Loans        Principal Balance           Group
-----------------------------------------------------------------------------------------------
 $    0.01  to   $25,000                       25                 $485,833                0.40
 $ 25,000.01 to  $50,000                       76               $2,903,795                2.36
 $ 50,000.01 to  $75,000                       83               $5,090,943                4.14
 $ 75,000.01 to $100,000                       33               $2,853,617                2.32
 $100,000.01 to $150,000                       44               $5,441,599                4.43
 $150,000.01 to $200,000                       17               $2,913,635                2.37
 $200,000.01 to $250,000                        6               $1,279,420                1.04
 $250,000.01 to $300,000                      147              $40,108,048               32.65
 $300,000.01 to $350,000                       62              $20,076,591               16.34
 $350,000.01 to $400,000                       27              $10,040,772                8.17
 $400,000.01 to $450,000                       30              $12,781,042               10.40
 $450,000.01 to $500,000                       21              $10,097,766                8.22
 $500,000.01 to $550,000                        4               $2,094,950                1.71
 $550,000.01 to $600,000                        3               $1,743,070                1.42
 $600,000.01 to $650,000                        4               $2,560,622                2.08
 $650,000.01 to $700,000                        2               $1,336,120                1.09
 > $1,000,000                                   1               $1,037,246                0.84
-----------------------------------------------------------------------------------------------
        Total                                 585             $122,845,066              100.00
                                    ===========================================================

------------------------------------

(1) The average current Adjustable Rate Mortgage Loan principal balance is approximately $202,048.


           Combined Loan-to-Value Ratios for the Mortgage Loans in Loan Subgroup 1A(1)
------------------------------------------------------------------------------------------------
Range of Loan-to-Value               Number of           Aggregate Unpaid       Percent of Loan
       Ratios (%)                 Mortgage Loans         Principal Balance           Group
------------------------------------------------------------------------------------------------
 15.01-20.00                                    1                  $32,989                 0.03
 20.01-25.00                                    3                 $383,775                 0.31
 25.01-30.00                                    4                 $110,335                 0.09
 30.01-35.00                                    2                  $38,682                 0.03
 35.01-40.00                                    6                 $711,523                 0.58
 40.01-45.00                                    1                  $38,574                 0.03
 45.01-50.00                                    8                 $574,917                 0.47
 50.01-55.00                                    9               $1,021,881                 0.83
 55.01-60.00                                   18               $2,075,512                 1.69
 60.01-65.00                                   42               $4,950,120                 4.03
 65.01-70.00                                   57              $11,743,832                 9.56
 70.01-75.00                                  100              $21,890,515                17.82
 75.01-80.00                                  157              $39,670,406                32.29
 80.01-85.00                                   71              $17,446,094                14.20
 85.01-90.00                                   94              $19,337,917                15.74
 90.01-95.00                                   12               $2,817,995                 2.29
------------------------------------------------------------------------------------------------
       Total                                  585             $122,845,066               100.00
                                  ==============================================================

------------------------------------

(1)    The weighted average Loan-to-Value Ratio of the Adjustable Rate
       Mortgage Loans is approximately 78.33%.




      State Distribution of Mortgaged Properties for the Mortgage Loans
                             in Loan Subgroup 1A
-----------------------------------------------------------------------------
                Number of           Aggregate Unpaid        Percent of Loan
    State     Mortgage Loans        Principal Balance            Group
-----------------------------------------------------------------------------
AZ                        16               $3,317,037                  2.70
AR                         4               $1,057,649                  0.86
CA                       209              $62,529,620                 50.90
CO                        15               $3,189,117                  2.60
CT                         6               $1,399,114                  1.14
FL                        22               $3,599,407                  2.93
GA                         8               $1,851,405                  1.51
ID                         6                 $843,887                  0.69
IL                        28               $4,267,791                  3.47
IN                         9                 $866,105                  0.71
IA                         1                  $53,151                  0.04
KS                         3                 $107,926                  0.09
KY                         3                 $691,946                  0.56
LA                        13               $2,226,484                  1.81
MD                         6               $1,124,582                  0.92
MA                         7                 $917,211                  0.75
MI                        39               $3,646,386                  2.97
MN                         5                 $427,375                  0.35
MS                         4                 $588,171                  0.48
MO                         8                 $385,795                  0.31
MT                         1                  $25,023                  0.02
NE                         1                 $592,677                  0.48
NV                        10               $1,514,827                  1.23
NH                         1                 $129,838                  0.11
NJ                         7               $2,331,434                  1.90
NM                         3                 $697,963                  0.57
NY                        13               $3,878,966                  3.16
NC                        14               $2,623,843                  2.14
OH                        17                 $983,262                  0.80
OK                        11                 $464,102                  0.38
OR                        10               $2,793,350                  2.27
PA                         4                 $682,711                  0.56
RI                         1                  $72,856                  0.06
SC                         2                 $527,308                  0.43
TN                        14               $3,427,286                  2.79
TX                        19               $3,097,574                  2.52
UT                         7               $1,666,315                  1.36
VT                         1                  $45,375                  0.04
VA                         8               $1,238,286                  1.01
WA                        21               $2,363,125                  1.92
WI                         8                 $598,784                  0.49
----------------------------------------------------------------------------
       Total             585             $122,845,064                100.00
                         ===================================================



              Range of Months to Roll for the Mortgage Loans in Loan Subgroup 1A
------------------------------------------------------------------------------------------
Range of Months to Roll       Number of           Aggregate Unpaid        Percent of Loan
        (Months)             Mortgage Loans       Principal Balance             Group
------------------------------------------------------------------------------------------
  0 - 6                                   8              $1,178,698                  0.93
 19 - 24                                449             $93,863,395                 73.77
 32 - 37                                127             $27,313,373                 21.47
 51 - 61                                  1              $4,889,600                  3.84
------------------------------------------------------------------------------------------
        Total                           585            $127,245,066                100.00
                                    ======================================================





      Next Adjustment Date for the 2/28 and 3/27 Mortgage Loans in Loan Subgroup 1A
------------------------------------------------------------------------------------------
                              Number of           Aggregate Unpaid        Percent of 2/28
  Next Adjustment Date       Mortgage Loans       Principal Balance          Loan Group
------------------------------------------------------------------------------------------
10/1/01                                  14              $4,152,644                 3.38
11/1/01                                  23              $7,164,933                 5.83
12/1/01                                  75             $18,268,614                14.87
01/1/02                                 116             $22,960,198                18.69
02/1/02                                 109             $19,077,274                15.53
03/1/02                                 107             $18,885,660                15.37
04/1/02                                   1                 $72,270                 0.06
05/1/02                                   1                $252,204                 0.21
06/1/02                                   1                 $34,761                 0.03
07/1/02                                   2                $605,118                 0.49
08/1/02                                   2                $342,956                 0.28
09/1/02                                   6              $1,133,021                 0.92
10/1/02                                   3                $584,672                 0.48
11/1/02                                  19              $4,873,811                 3.97
12/1/02                                  21              $4,131,606                 3.36
01/1/03                                  26              $6,073,178                 4.94
02/1/03                                  17              $3,991,882                 3.25
03/1/03                                  28              $4,990,261                 4.06
04/1/03                                   1                $323,454                 0.26
05/1/03                                   1                $432,638                 0.35
06/1/03                                   1                 $32,904                 0.03
07/1/03                                   1                $277,937                 0.23
08/1/03                                   1                $426,905                 0.35
09/1/03                                   8              $3,266,567                 2.66
12/1/04                                   1                $489,600                 0.40
-----------------------------------------------------------------------------------------
        Total                           585            $122,845,066               100.00
                               ==========================================================





    Type of Mortgaged Properties for the Adjustable Rate Mortgage Loans in Loan Subgroup 1A
-------------------------------------------------------------------------------------------------
                                       Number of           Aggregate Unpaid       Percent of Loan
     Property Type                   Mortgage Loans       Principal Balance             Group
-------------------------------------------------------------------------------------------------
Single-Family detached Dwelling                 489            $101,398,735                 82.54
Planned Unit Developments                        55             $16,036,057                 13.05
Low-Rise Condominiums                            18              $3,046,071                  2.48
2-4 Family Dwellings                             14              $1,637,623                  1.33
Manufactured Housing                              9                $726,580                  0.59
-------------------------------------------------------------------------------------------------
        Total                                   585            $122,845,066                100.00
                                      ===========================================================





          Occupancy Types for the Adjustable Rate Mortgage Loans in Loan Subgroup 1A(1)
-------------------------------------------------------------------------------------------------
                                       Number of           Aggregate Unpaid       Percent of Loan
     Occupancy Type                  Mortgage Loans       Principal Balance             Group
-------------------------------------------------------------------------------------------------
Primary Residency                               559            $119,425,142                97.22%
Investment                                       21              $2,677,950                 2.18%
Second Home                                       5                $741,975                 0.60%
-------------------------------------------------------------------------------------------------
        Total                                   585            $122,845,066               100.00%
                                    =============================================================

------------------------------------

(1)  Based upon representations of the related Mortgagors at the time of origination.






   Remaining Months to Stated Maturity for the Adjustable Rate Mortgage Loans in Loan Subgroup 1A
-------------------------------------------------------------------------------------------------
                                       Number of           Aggregate Unpaid       Percent of Loan
    Remaining Terms                  Mortgage Loans       Principal Balance            Group
-------------------------------------------------------------------------------------------------
121 - 180                                         1                 $17,815                  0.01
301 - 360                                       584            $122,827,251                 99.99
--------------------------------------------------------------------------------------------------
        Total                                   585            $122,845,066                100.00
                                    ==============================================================






                         Loan Purpose for the Mortgage Loans in Loan Subgroup 1A
-------------------------------------------------------------------------------------------------
                                       Number of           Aggregate Unpaid       Percent of Loan
    Loan Purpose                     Mortgage Loans       Principal Balance            Group
-------------------------------------------------------------------------------------------------
Cashout Refinance                               309             $63,091,624                 51.36
Purchase                                        187             $41,188,860                 33.53
Rate/Term Refinance                              89             $18,564,583                 15.11
--------------------------------------------------------------------------------------------------
        Total                                   585            $122,845,066                100.00
                                    ==============================================================





                                ADJUSTABLE RATE LOAN GROUP (Subgroup 2A)

             Current Mortgage Rates for the Mortgage Loans in Loan Subgroup 2A(1)
-------------------------------------------------------------------------------------------------
Range of Current Mortgage              Number of           Aggregate Unpaid       Percent of Loan
         Rates (%)                   Mortgage Loans       Principal Balance            Group
-------------------------------------------------------------------------------------------------
 6.001 - 6.500                             $139,603                       2                  0.03
 6.501 - 7.000                           $1,863,534                      13                  0.39
 7.001 - 7.500                           $3,836,311                      30                  0.80
 7.501 - 8.000                          $17,299,349                     148                  3.61
 8.001 - 8.500                          $41,869,564                     329                  8.74
 8.501 - 9.000                          $68,364,493                     577                 14.27
 9.001 - 9.500                          $74,948,987                     715                 15.65
 9.501 - 10.000                         $96,867,350                     976                 20.22
10.001 - 10.500                         $62,716,666                     697                 13.09
10.501 - 11.000                         $55,295,340                     648                 11.54
11.001 - 11.500                         $22,483,027                     303                  4.69
11.501 - 12.000                         $16,122,951                     229                  3.37
12.001 - 12.500                          $9,927,208                     147                  2.07
12.501 - 13.000                          $5,363,276                      75                  1.12
13.001 - 13.500                            $699,567                      12                  0.15
13.501 - 14.000                            $537,363                      11                  0.11
14.001 - 14.500                            $353,488                       8                  0.07
14.501 - 15.000                            $256,886                       5                  0.05
15.501 - 16.000                             $41,183                       1                  0.01
--------------------------------------------------------------------------------------------------
        Total                          $478,986,144                   4,926                100.00
                                ==================================================================

------------------------------------

(1)    The weighted average Mortgage Rate of the Adjustable Rate Mortgage
       Loans is approximately 9.777%.




                    Gross Margins for the Mortgage Loans in Loan Subgroup 2A(1)
-------------------------------------------------------------------------------------------------
                                       Number of           Aggregate Unpaid       Percent of Loan
Range of Gross Margins (%)           Mortgage Loans       Principal Balance            Group
-------------------------------------------------------------------------------------------------
 > 8.251                                         60               $4,482,534                 0.94
2.501 - 2.750                                    10               $1,004,494                 0.21
3.751 - 4.000                                     3                 $344,618                 0.07
4.001 - 4.250                                     8               $1,219,543                 0.25
4.251 - 4.500                                     5                 $690,838                 0.14
4.501 - 4.750                                    44               $6,737,235                 1.41
4.751 - 5.000                                    91               $8,872,206                 1.85
5.001 - 5.250                                   170              $17,393,115                 3.63
5.251 - 5.500                                   252              $24,244,953                 5.06
5.501 - 5.750                                   488              $48,252,174                10.07
5.751 - 6.000                                   496              $53,217,866                11.11
6.001 - 6.250                                   598              $56,727,690                11.84
6.251 - 6.500                                   563              $55,487,705                11.58
6.501 - 6.750                                   762              $73,585,471                15.36
6.751 - 7.000                                   463              $42,068,827                 8.78
7.001 - 7.250                                   433              $41,311,444                 8.62
7.251 - 7.500                                   232              $22,147,833                 4.62
7.501 - 7.750                                   145              $13,790,542                 2.88
7.751 - 8.000                                    51               $3,895,185                 0.81
8.001 - 8.250                                    52               $3,511,873                 0.73
--------------------------------------------------------------------------------------------------
        Total                                 4,926             $478,986,144               100.00
                                   ===============================================================

------------------------------------

(1) The weighted average Margin of the Adjustable Rate Mortgage Loans is approximately 6.414%.






                  Maximum Mortgage Rates for the Mortgage Loans in Loan Subgroup 2A(1)
-------------------------------------------------------------------------------------------------
Range of Maximum Rates                 Number of           Aggregate Unpaid       Percent of Loan
          (%)                        Mortgage Loans       Principal Balance            Group
-------------------------------------------------------------------------------------------------
 > 20.001                                        31              $1,555,576                  0.32
11.501 - 12.000                                   3                $399,419                  0.08
12.501 - 13.000                                   4                $456,039                  0.10
13.001 - 13.500                                   5                $330,439                  0.07
13.501 - 14.000                                  28              $3,948,059                  0.82
14.001 - 14.500                                  56              $7,401,572                  1.55
14.501 - 15.000                                 220             $26,878,676                  5.61
15.001 - 15.500                                 368             $45,862,816                  9.57
15.501 - 16.000                                 596             $68,675,468                 14.34
16.001 - 16.500                                 733             $75,795,349                 15.82
16.501 - 17.000                                 980             $95,325,034                 19.90
17.000 - 17.500                                 646             $56,722,799                 11.84
17.501 - 18.000                                 580             $48,144,958                 10.05
18.001 - 18.500                                 266             $19,445,004                  4.06
18.501 - 19.000                                 208             $14,403,497                  3.01
19.001 - 19.500                                 137              $8,841,975                  1.85
19.501 - 20.000                                  65              $4,799,466                  1.00
-------------------------------------------------------------------------------------------------
        Total                                 4,926            $478,986,144                100.00
                                  ===============================================================

------------------------------------

(1) The weighted average Maximum Rate of the Adjustable Rate Mortgage Loans is approximately 16.632% per annum.





               Minimum Mortgage Rates for the Mortgage Loans in Loan Subgroup 2A(1)
-------------------------------------------------------------------------------------------------
Range of Minimum Interest              Number of           Aggregate Unpaid       Percent of Loan
       Rates (%)                     Mortgage Loans       Principal Balance            Group
-------------------------------------------------------------------------------------------------
 5.000 or Less                                    2             $328,753.90                  0.07
 5.001 -  6.000                                   4             $456,039.11                  0.10
 6.001 -  7.000                                  23           $2,856,499.96                  0.60
 7.001 -  8.000                                 192          $22,564,922.95                  4.71
 8.001 -  9.000                                 924         $112,441,807.21                 23.47
 9.001 - 10.000                                1693         $171,371,981.83                 35.78
10.001 - 11.000                                1322         $116,100,562.82                 24.24
11.001 - 12.000                                 511          $36,392,794.43                  7.60
12.001 - 13.000                                 222          $14,829,373.26                  3.10
13.001 - 14.000                                  19             $991,851.01                  0.21
14.001 - 15.000                                  13             $610,374.10                  0.13
15.001 - 16.000                                   1              $41,183.36                  0.01
--------------------------------------------------------------------------------------------------
        Total                                 4,926         $478,986,143.94                100.00

                                    ==============================================================

------------------------------------

(1) The weighted average Minimum Rate of the Adjustable Rate Mortgage Loans is approximately 9.737% per annum.





    Current Mortgage Loan Principal Balances for the Mortgage Loans in Loan Subgroup 2A(1)
-------------------------------------------------------------------------------------------------
Range of Current Mortgage              Number of           Aggregate Unpaid       Percent of Loan
Loan Principal Balances ($)          Mortgage Loans       Principal Balance            Group
-------------------------------------------------------------------------------------------------
 $      0.01 to  $25,000                        124              $2,464,497                  0.51
 $ 25,000.01 to  $50,000                        774             $30,583,713                  6.39
 $ 50,000.01 to  $75,000                      1,121             $69,985,903                 14.61
 $ 75,000.01 to $100,000                        936             $81,630,158                 17.04
 $100,000.01 to $150,000                      1,168            $141,879,188                 29.62
 $150,000.01 to $200,000                        542             $93,415,174                 19.50
 $200,000.01 to $250,000                        252             $56,358,579                 11.77
 $250,000.01 to $300,000                          6              $1,596,774                  0.33
 $300,000.01 to $350,000                          2                $662,541                  0.14
 $400,000.01 to $450,000                          1                $409,616                  0.09
--------------------------------------------------------------------------------------------------
        Total                                 4,926            $478,986,144                100.00
                                   ===============================================================

------------------------------------

(1) The average current Adjustable Rate Mortgage Loan principal balance is approximately $94,886.






           Combined Loan-to-Value Ratios for the Mortgage Loans in Loan Subgroup 2A(1)
-------------------------------------------------------------------------------------------------
Range of Loan-to-Value Ratios          Number of           Aggregate Unpaid       Percent of Loan
            (%)                      Mortgage Loans       Principal Balance            Group
-------------------------------------------------------------------------------------------------
 15 or Less                                       2                $120,769                  0.03
 15.01-20.00                                      2                 $65,560                  0.01
 20.01-25.00                                     14                $476,352                  0.10
 25.01-30.00                                     12                $539,454                  0.11
 30.01-35.00                                     14                $620,167                  0.13
 35.01-40.00                                     23              $1,172,457                  0.24
 40.01-45.00                                     43              $2,575,031                  0.54
 45.01-50.00                                     65              $4,296,004                  0.90
 50.01-55.00                                     79              $5,122,803                  1.07
 55.01-60.00                                    155             $11,845,888                  2.47
 60.01-65.00                                    299             $24,777,777                  5.17
 65.01-70.00                                    528             $46,143,933                  9.63
 70.01-75.00                                    801             $74,334,344                 15.52
 75.01-80.00                                  1,316            $139,357,881                 29.09
 80.01-85.00                                    731             $76,252,626                 15.92
 85.01-90.00                                    756             $81,930,735                 17.11
 90.01-95.00                                     84              $8,987,495                  1.88
 95.01-100.00                                     2                $366,867                  0.08
--------------------------------------------------------------------------------------------------
       Total                                  4,926            $478,986,144                100.00
                                    ==============================================================

------------------------------------

(1)    The weighted average Loan-to-Value Ratio of the Adjustable Rate Mortgage Loans
       is approximately 78.25%.


     State Distribution of Mortgaged Properties for the Mortgage Loans in
                               Loan Subgroup 2A
-----------------------------------------------------------------------------
                 Number of           Aggregate Unpaid       Percent of Loan
    State      Mortgage Loans        Principal Balance           Group
-----------------------------------------------------------------------------
AK                         16               $2,049,019                 0.43
AZ                        153              $14,675,201                 3.06
AR                         21               $1,594,696                 0.33
CA                        734             $105,057,777                21.93
CO                        116              $13,390,118                 2.80
CT                         62               $6,939,252                 1.45
DE                          4                 $353,064                 0.07
DC                         11               $1,117,017                 0.23
FL                        278              $24,072,509                 5.03
GA                         84               $8,358,641                 1.75
HI                         21               $3,508,470                 0.73
ID                         49               $4,446,030                 0.93
IL                        191              $17,766,893                 3.71
IN                        204              $14,637,695                 3.06
IA                         27               $1,939,730                 0.40
KS                         55               $3,986,471                 0.83
KY                         91               $6,205,515                 1.30
LA                         78               $6,551,391                 1.37
ME                          2                 $129,662                 0.03
MD                         50               $4,828,372                 1.01
MA                         58               $7,771,671                 1.62
MI                        412              $30,230,990                 6.31
MN                         80               $7,034,296                 1.47
MS                         19               $1,282,084                 0.27
MO                        102               $7,096,147                 1.48
MT                         20               $1,998,551                 0.42
NE                         11                 $705,487                 0.15
NV                         76               $9,377,052                 1.96
NH                         19               $2,025,202                 0.42
NJ                         62               $6,446,304                 1.35
NM                         38               $3,929,435                 0.82
NY                         61               $6,894,944                 1.44
NC                        164              $13,778,402                 2.88
ND                          7                 $434,352                 0.09
OH                        287              $22,912,961                 4.78
OK                         78               $5,454,724                 1.14
OR                        110              $11,712,085                 2.45
PA                        107               $7,861,091                 1.64
RI                          6                 $563,241                 0.12
SC                         30               $2,626,242                 0.55
SD                          5                 $319,031                 0.07
TN                        208              $18,499,092                 3.86
TX                        231              $19,801,413                 4.13
----------------------------------------------------------------------------

       State Distribution of Mortgaged Properties for the Mortgage Loans
                         in Loan Subgroup 2A (Cont.)
-----------------------------------------------------------------------------
                 Number of           Aggregate Unpaid       Percent of Loan
    State      Mortgage Loans        Principal Balance           Group
-----------------------------------------------------------------------------
UT                         74               $8,237,637                  1.72
VT                         13               $1,219,039                  0.25
VA                         77               $7,327,626                  1.53
WA                        199              $23,162,672                  4.84
WV                         17                 $922,924                  0.19
WI                        100               $7,062,995                  1.47
WY                          8                 $690,929                  0.14
-----------------------------------------------------------------------------
       Total            4,926             $478,986,144                100.00
                 ============================================================






          Range of Months to Roll for the Mortgage Loans in Loan Subgroup 2A
-------------------------------------------------------------------------------------
Range of Months to Roll        Number of        Aggregate Unpaid      Percent of Loan
        (Months)            Mortgage Loans     Principal Balance           Group
-------------------------------------------------------------------------------------
  0 - 6                                 61            $6,303,804                 1.32
  7 - 12                                 4              $440,839                 0.09
 19 - 24                             3,641          $363,893,956                75.97
 32 - 37                             1,210          $107,205,178                22.38
 56 - 61                                10            $1,142,367                 0.24
-------------------------------------------------------------------------------------
        Total                        4,926          $478,986,144               100.00
                      ===============================================================






       Next Adjustment Date for the 2/28 and 3/27 Mortgage Loans in Loan Subgroup 2A
-------------------------------------------------------------------------------------------
                                 Number of           Aggregate Unpaid       Percent of 2/28
Next Adjustmeent Date          Mortgage Loans       Principal Balance          Loan Group
-------------------------------------------------------------------------------------------
10/1/01                                    87             $10,269,776                  2.14
11/1/01                                   183             $20,777,335                  4.34
12/1/01                                   592             $58,036,520                 12.12
01/1/02                                 1,216            $119,853,882                 25.02
02/1/02                                   936             $94,001,331                 19.63
03/1/02                                   621             $60,300,092                 12.59
04/1/02                                     4                $270,363                  0.06
05/1/02                                     8                $596,909                  0.12
06/1/02                                     3                $219,977                  0.05
07/1/02                                     6                $355,185                  0.07
08/1/02                                     5                $449,230                  0.09
09/1/02                                    21              $1,974,327                  0.41
10/1/02                                    64              $6,357,956                  1.33
11/1/02                                    93              $9,776,497                  2.04
12/1/02                                   182             $17,354,350                  3.62
01/1/03                                   375             $32,060,281                  6.69
02/1/03                                   256             $20,857,918                  4.35
03/1/03                                   193             $16,857,525                  3.52
04/1/03                                     4                $318,023                  0.07
05/1/03                                     6                $590,885                  0.12
06/1/03                                     3                $298,262                  0.06
07/1/03                                     9                $771,235                  0.16
08/1/03                                    15              $1,652,965                  0.35
09/1/03                                    34              $3,842,954                  0.80
10/1/04                                     2                $255,449                  0.05
11/1/04                                     2                $261,066                  0.05
12/1/04                                     6                $625,851                  0.13
-------------------------------------------------------------------------------------------
        Total                           4,926            $478,986,144                100.00
                             ===============================================================



           Type of Mortgaged Properties for the Adjustable Rate Mortgage Loans in
                                       Loan Subgroup 2A
--------------------------------------------------------------------------------------------
                                       Number of        Aggregate Unpaid     Percent of Loan
     Property Type                  Mortgage Loans     Principal Balance          Group
--------------------------------------------------------------------------------------------
Single-Family Detached Dwellings            4,215         $403,146,314                 84.17
Planned Unit Developments                     269          $34,550,211                  7.21
Low-Rise Condominiums                         154          $12,445,172                  2.60
2-4 Family Dwellings                          163          $18,921,321                  3.95
Manufactured Housing                          117           $8,955,692                  1.87
High-Rise Condominiums                          8             $967,434                  0.20
---------------------------------------------------------------------------------------------
        Total                               4,926         $478,986,144                100.00
                            =================================================================




        Occupancy Types for the Adjustable Rate Mortgage Loans in Loan Subgroup 2A(1)
----------------------------------------------------------------------------------------------
                                    Number of           Aggregate Unpaid       Percent of Loan
     Occupancy Type              Mortgage Loans        Principal Balance             Group
----------------------------------------------------------------------------------------------
Primary Residence                         4,572             $453,612,008                 94.70
Investment Property                         324              $22,854,792                  4.77
Second Home                                  30               $2,519,344                  0.53
----------------------------------------------------------------------------------------------
        Total                             4,926            $478,986,144                 100.00
                                   ===========================================================

------------------------------------

(1)  Based upon representations of the related Mortgagors at the time of origination.







       Remaining Months to Stated Maturity for the Adjustable Rate Mortgage Loans in Loan
                                     Subgroup 2A
------------------------------------------------------------------------------------------------
                                      Number of           Aggregate Unpaid       Percent of Loan
        Remaining Terms             Mortgage Loans        Principal Balance           Group
------------------------------------------------------------------------------------------------
121 - 180                                        2                 $134,463                 0.03
301 - 360                                    4,924             $478,851,681                99.97
------------------------------------------------------------------------------------------------
        Total                                4,926             $478,986,144               100.00
                                    ============================================================




                   Loan Purpose for the Mortgage Loans in Loan Subgroup 2A
------------------------------------------------------------------------------------------------
                                      Number of           Aggregate Unpaid       Percent of Loan
        Loan Purpose                Mortgage Loans        Principal Balance           Group
------------------------------------------------------------------------------------------------
Cashout Refinance                            2,803             $260,197,903                54.32
Purchase                                     1,585             $164,074,850                34.25
Rate/Term Refinance                            538              $54,713,391                11.42
------------------------------------------------------------------------------------------------
        Total                                4,926             $478,986,144               100.00
                                    ============================================================


                                   EXHIBIT 2



THE                                                                                                   Distribution Date: 10/25/01
BANK OF
NEW
YORK
5 Penn Plaza, 16th floor
New York, NY 10001                                                CWABS, Inc.
Attn: Courtney Bartholomew                                 Asset-Backed Certificates
212-328-7569                                                     Series 2000-1



                                         Certificateholder Monthly Distribution Summary
--------------------------------------------------------------------------------------------------------------------------
                                  Class        Certificate                    Pass Through     Principal       Interest
    Class         Cusip        Description      Rate Type   Beginning Balance   Rate (%)     Distribution    Distribution
--------------------------------------------------------------------------------------------------------------------------
     AF1        126671GW0         Senior       Var-Act/360      16,314,280.16     2.801250     5,405,175.36      38,083.65
     AF2        126671GX8         Senior       Fix-30/360       23,700,000.00     7.740000             0.00     152,865.00
     AF3        126671GY6         Senior       Fix-30/360       61,800,000.00     7.830000             0.00     403,245.00
     AF4        126671GZ3         Senior       Fix-30/360       31,000,000.00     8.140000             0.00     210,283.33
     AF5        126671HA7         Senior       Fix-30/360       33,620,000.00     8.300000             0.00     232,538.33
     AF6        126671HB5         Senior       Fix-30/360       31,200,000.00     7.950000             0.00     206,700.00
     AV1        126671HF6         Senior       Var-30/360       97,089,647.42     2.961250     4,986,099.67     239,588.93
     AV2        126671HG4         Senior       Var-30/360      382,423,182.12     2.921250    12,555,519.46     930,961.43

--------------------------------------------------------------------------------------------------------------------------

     MF1        126671HC3       Mezzanine      Fix-30/360        9,360,000.00     8.310000             0.00      64,818.00
     MF2        126671HD1       Mezzanine      Fix-30/360        9,360,000.00     8.600000             0.00      67,080.00
     BF         126671HE9         Junior       Fix-30/360        9,360,000.00     8.600000             0.00      67,080.00
     MV1        126671HH2       Mezzanine      Var-30/360       57,720,000.00     3.131250             0.00     150,613.12
     MV2        126671HJ8       Mezzanine      Var-30/360       33,300,000.00     3.511250             0.00      97,437.19
     BV         126671HK5         Junior       Var-30/360       35,520,000.00     4.761250             0.00     140,933.00
     BFI                          Junior       Fix-30/360                0.00     0.000000             0.00     207,217.40
     BVI                          Junior       Fix-30/360                0.00     0.000000             0.00   2,485,337.40

--------------------------------------------------------------------------------------------------------------------------
   Totals                                                      831,767,109.70                 22,946,794.49   5,694,781.78
--------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------
                       Total             Current                           Cumulative
    Class           Distribution     Realized Losses   Ending Balance    Realized Losses
----------------------------------------------------------------------------------------
     AF1             5,443,259.01         0.00        10,909,104.80      0.00
     AF2               152,865.00         0.00        23,700,000.00      0.00
     AF3               403,245.00         0.00        61,800,000.00      0.00
     AF4               210,283.33         0.00        31,000,000.00      0.00
     AF5               232,538.33         0.00        33,620,000.00      0.00
     AF6               206,700.00         0.00        31,200,000.00      0.00
     AV1             5,225,688.61         0.00        92,103,547.75      0.00
     AV2            13,486,480.89         0.00       369,867,662.66      0.00

----------------------------------------------------------------------------------------

     MF1                64,818.00         0.00     9,360,000.00      0.00
     MF2                67,080.00         0.00     9,360,000.00      0.00
     BF                 67,080.00         0.00     9,360,000.00      0.00
     MV1               150,613.12         0.00    57,720,000.00      0.00
     MV2                97,437.19         0.00    33,300,000.00      0.00
     BV                140,933.00         0.00    35,520,000.00      0.00
     BFI               207,217.40         0.00             0.00      0.00
     BVI             2,485,337.40         0.00             0.00      0.00

----------------------------------------------------------------------------------------
   Totals           28,641,576.28         0.00   808,820,315.21      0.00
----------------------------------------------------------------------------------------


For Class BFI the interest distribution of $207,217.40 includes the following amounts:
$7.75 investment earnings for the fixed carryover reserve fund and $207,209.65 monthly interest distribution.
For Class BVI the interest distribution of $2,485,337.40 includes the following amounts:
$7.75 investment earnings for the adjustable carryover reserve fund and $2,485,329.65 monthly interest distribution.



THE                                                                                                   Distribution Date: 10/25/01
BANK OF
NEW
YORK
5 Penn Plaza, 16th floor
New York, NY 10001                                                CWABS, Inc.
Attn: Courtney Bartholomew                                 Asset-Backed Certificates
212-328-7569                                                     Series 2000-1


                                               Principal Distribution Detail
-----------------------------------------------------------------------------------------------------------------------
                                   Original            Beginning           Scheduled                        Unscheduled
                                  Certificate         Certificate           Principal       Accretion        Principal
     Class          Cusip           Balance             Balance           Distribution      Principal       Adjustments
-----------------------------------------------------------------------------------------------------------------------
      AF1         126671GW0       102,600,000.00      16,314,280.16      5,405,175.36          0.00             0.00
      AF2         126671GX8        23,700,000.00      23,700,000.00              0.00          0.00             0.00
      AF3         126671GY6        61,800,000.00      61,800,000.00              0.00          0.00             0.00
      AF4         126671GZ3        31,000,000.00      31,000,000.00              0.00          0.00             0.00
      AF5         126671HA7        33,620,000.00      33,620,000.00              0.00          0.00             0.00
      AF6         126671HB5        31,200,000.00      31,200,000.00              0.00          0.00             0.00
      AV1         126671HF6       161,460,000.00      97,089,647.42      4,986,099.67          0.00             0.00
      AV2         126671HG4       600,000,000.00     382,423,182.12     12,555,519.46          0.00             0.00

-----------------------------------------------------------------------------------------------------------------------

      MF1         126671HC3         9,360,000.00       9,360,000.00              0.00          0.00             0.00
      MF2         126671HD1         9,360,000.00       9,360,000.00              0.00          0.00             0.00
      BF          126671HE9         9,360,000.00       9,360,000.00              0.00          0.00             0.00
      MV1         126671HH2        57,720,000.00      57,720,000.00              0.00          0.00             0.00
      MV2         126671HJ8        33,300,000.00      33,300,000.00              0.00          0.00             0.00
      BV          126671HK5        35,520,000.00      35,520,000.00              0.00          0.00             0.00
      BFI                                   0.00               0.00              0.00          0.00             0.00
      BVI                                   0.00               0.00              0.00          0.00             0.00

-----------------------------------------------------------------------------------------------------------------------
    Totals                      1,200,000,000.00     831,767,109.70     22,946,794.49          0.00             0.00
-----------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------
                                      Current         Ending              Ending
                    Net Principal     Realized      Certificate         Certificate
     Class          Distribution       Losses         Balance             Factor
-----------------------------------------------------------------------------------
      AF1           5,405,175.36         0.00      10,909,104.80      0.10632655750
      AF2                   0.00         0.00      23,700,000.00      1.00000000000
      AF3                   0.00         0.00      61,800,000.00      1.00000000000
      AF4                   0.00         0.00      31,000,000.00      1.00000000000
      AF5                   0.00         0.00      33,620,000.00      1.00000000000
      AF6                   0.00         0.00      31,200,000.00      1.00000000000
      AV1           4,986,099.67         0.00      92,103,547.75      0.57044189115
      AV2          12,555,519.46         0.00     369,867,662.66      0.61644610444

-----------------------------------------------------------------------------------

      MF1                   0.00         0.00       9,360,000.00      1.00000000000
      MF2                   0.00         0.00       9,360,000.00      1.00000000000
      BF                    0.00         0.00       9,360,000.00      1.00000000000
      MV1                   0.00         0.00      57,720,000.00      1.00000000000
      MV2                   0.00         0.00      33,300,000.00      1.00000000000
      BV                    0.00         0.00      35,520,000.00      1.00000000000
      BFI                   0.00         0.00               0.00      0.00000000000
      BVI                   0.00         0.00               0.00      0.00000000000

------------------------------------------------------------------------------------
    Totals         22,946,794.49         0.00     808,820,315.21
-----------------------------------------------------------------------------------



THE                                                                                                   Distribution Date: 10/25/01
BANK OF
NEW
YORK
5 Penn Plaza, 16th floor
New York, NY 10001                                                CWABS, Inc.
Attn: Courtney Bartholomew                                 Asset-Backed Certificates
212-328-7569                                                     Series 2000-1


                                         Interest Distribution Detail
-------------------------------------------------------------------------------------------------------------
                Beginning         Pass         Accrued   Cumulative                Total            Net
               Certificate      Through        Optimal     Unpaid     Deferred    Interest       Prepayment
      Class      Balance        Rate (%)      Interest    Interest    Interest      Due        Int Shortfall
-------------------------------------------------------------------------------------------------------------
      AF1     16,314,280.16     2.801250      38,083.65     0.00        0.00      38,083.65         0.00
      AF2     23,700,000.00     7.740000     152,865.00     0.00        0.00     152,865.00         0.00
      AF3     61,800,000.00     7.830000     403,245.00     0.00        0.00     403,245.00         0.00
      AF4     31,000,000.00     8.140000     210,283.33     0.00        0.00     210,283.33         0.00
      AF5     33,620,000.00     8.300000     232,538.33     0.00        0.00     232,538.33         0.00
      AF6     31,200,000.00     7.950000     206,700.00     0.00        0.00     206,700.00         0.00
      AV1     97,089,647.42     2.961250     239,588.93     0.00        0.00     239,588.93         0.00
      AV2    382,423,182.12     2.921250     930,961.43     0.00        0.00     930,961.43         0.00

-------------------------------------------------------------------------------------------------------------

      MF1      9,360,000.00     8.310000      64,818.00     0.00        0.00      64,818.00         0.00
      MF2      9,360,000.00     8.600000      67,080.00     0.00        0.00      67,080.00         0.00
       BF      9,360,000.00     8.600000      67,080.00     0.00        0.00      67,080.00         0.00
      MV1     57,720,000.00     3.131250     150,613.12     0.00        0.00     150,613.12         0.00
      MV2     33,300,000.00     3.511250      97,437.19     0.00        0.00      97,437.19         0.00
       BV     35,520,000.00     4.761250     140,933.00     0.00        0.00     140,933.00         0.00
      BFI              0.00     0.000000           0.00     0.00        0.00           0.00         0.00
      BVI              0.00     0.000000           0.00     0.00        0.00           0.00         0.00

-------------------------------------------------------------------------------------------------------------
     Totals  831,767,109.70                3,002,226.98     0.00        0.00   3,002,226.98         0.00
-------------------------------------------------------------------------------------------------------------


-------------------------------------------
               Unscheduled
                Interest           Interest
      Class    Adjustment            Paid
------------------------------------------
      AF1        0.00             38,083.65
      AF2        0.00            152,865.00
      AF3        0.00            403,245.00
      AF4        0.00            210,283.33
      AF5        0.00            232,538.33
      AF6        0.00            206,700.00
      AV1        0.00            239,588.93
      AV2        0.00            930,961.43

-------------------------------------------

      MF1        0.00             64,818.00
      MF2        0.00             67,080.00
       BF        0.00             67,080.00
      MV1        0.00            150,613.12
      MV2        0.00             97,437.19
       BV        0.00            140,933.00
      BFI        0.00            207,217.40
      BVI        0.00          2,485,337.40

-------------------------------------------
     Totals      0.00          5,694,781.78
-------------------------------------------




THE                                                                                                   Distribution Date: 10/25/01
BANK OF
NEW
YORK
5 Penn Plaza, 16th floor
New York, NY 10001                                                CWABS, Inc.
Attn: Courtney Bartholomew                                 Asset-Backed Certificates
212-328-7569                                                     Series 2000-1


                                   Current Payment Information
                                        Factors per $1,000
-------------------------------------------------------------------------------------------------------
                                Original           Beginning Cert.
                              Certificate             Notional          Principal         Interest
     Class         Cusip         Balance              Balance         Distribution      Distribution
-------------------------------------------------------------------------------------------------------
       AF1        126671GW0    102,600,000.00       159.008578558     52.682021053      0.371185651
       AF2        126671GX8     23,700,000.00     1,000.000000000      0.000000000      6.450000000
       AF3        126671GY6     61,800,000.00     1,000.000000000      0.000000000      6.525000000
       AF4        126671GZ3     31,000,000.00     1,000.000000000      0.000000000      6.783333333
       AF5        126671HA7     33,620,000.00     1,000.000000000      0.000000000      6.916666667
       AF6        126671HB5     31,200,000.00     1,000.000000000      0.000000000      6.625000000
       AV1        126671HF6    161,460,000.00       601.323221974     30.881330822      1.483890326
       AV2        126671HG4    600,000,000.00       637.371970200     20.925865759      1.551602390

-------------------------------------------------------------------------------------------------------

       MF1        126671HC3      9,360,000.00     1,000.000000000      0.000000000      6.925000000
       MF2        126671HD1      9,360,000.00     1,000.000000000      0.000000000      7.166666667
        BF        126671HE9      9,360,000.00     1,000.000000000      0.000000000      7.166666667
       MV1        126671HH2     57,720,000.00     1,000.000000000      0.000000000      2.609375000
       MV2        126671HJ8     33,300,000.00     1,000.000000000      0.000000000      2.926041667
        BV        126671HK5     35,520,000.00     1,000.000000000      0.000000000      3.967708333
       BFI                               0.00         0.000000000      0.000000000      0.000000000
       BVI                               0.00         0.000000000      0.000000000      0.000000000

-------------------------------------------------------------------------------------------------------
      Totals                 1,200,000,000.00       693.139258083     19.122328742      4.745651483
-------------------------------------------------------------------------------------------------------



----------------------------------------
              Ending Cert.       Pass
                Notional       Through
     Class      Balance         Rate (%)
----------------------------------------
       AF1     106.326557505    2.801250
       AF2   1,000.000000000    7.740000
       AF3   1,000.000000000    7.830000
       AF4   1,000.000000000    8.140000
       AF5   1,000.000000000    8.300000
       AF6   1,000.000000000    7.950000
       AV1     570.441891152    2.961250
       AV2     616.446104441    2.921250

----------------------------------------

       MF1   1,000.000000000    8.310000
       MF2   1,000.000000000    8.600000
        BF   1,000.000000000    8.600000
       MV1   1,000.000000000    3.131250
       MV2   1,000.000000000    3.511250
        BV   1,000.000000000    4.761250
       BFI       0.000000000    0.000000
       BVI       0.000000000    0.000000

----------------------------------------
      Totals   674.016929342
----------------------------------------




THE
BANK OF
NEW
YORK
5 Penn Plaza, 16th floor
New York, NY 10001                                                 CWABS, Inc.
Attn: Courtney Bartholomew                                Asset-Backed Certificates
212-328-7569                                                      Series 2000-1



Pool Level Data
Distrbution Date                                                                                           10/25/01
Cut-off Date                                                                                                2/ 1/00
Determination Date                                                                                         10/ 1/01
Accrual Period                     Begin                                                                    9/ 1/01
                                   End                                                                     10/ 1/01
Number of Days in Accrual Period                                                                                 30

                                   Collateral Information
Group 1
Cut-Off Date Balance                                                                                 311,997,757.15

Beginning Aggregate Pool Stated Principal Balance                                                    231,174,280.16
Ending Aggregate Pool Stated Principal Balance                                                       225,769,104.80

Beginning Aggregate Loan Count                                                                                 3038
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Aggrement                                  74
Ending Aggregate Loan Count                                                                                    2964

Beginning Weighted Average Loan Rate (WAC)                                                               10.165715%
Ending Weighted Average Loan Rate (WAC)                                                                  10.157139%

Beginning Net Weighted Average Loan Rate                                                                  9.665715%
Ending Net Weighted Average Loan Rate                                                                     9.657139%

Weighted Average Maturity (WAM) (Months)                                                                        290

Servicer Advances                                                                                        455,433.60

Aggregate Pool Prepayment                                                                              4,924,327.15
Pool Prepayment Rate                                                                                    22.7697 CPR


Group 2
Cut-Off Date Balance                                                                                 699,708,197.38

Beginning Aggregate Pool Stated Principal Balance                                                    491,573,210.19
Ending Aggregate Pool Stated Principal Balance                                                       478,986,143.94

Beginning Aggregate Loan Count                                                                                 5048
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                 122
Ending Aggregate Loan Count                                                                                    4926

Beginning Weighted Average Loan Rate (WAC)                                                                9.781267%
Ending Weighted Average Loan Rate (WAC)                                                                   9.776949%




THE
BANK OF
NEW
YORK
5 Penn Plaza, 16th floor
New York, NY 10001                                                 CWABS, Inc.
Attn: Courtney Bartholomew                                Asset-Backed Certificates
212-328-7569                                                      Series 2000-1

Group 2
Beginning Net Weighted Average Loan Rate                                                                 9.281267%
Ending Net Weighted Average Loan Rate                                                                    9.276949%

Weighted Average Maturity (WAM) (Months)                                                                       339

Servicer Advances                                                                                     1,176,405.40

Aggregate Pool Prepayment                                                                            11,034,588.36
Pool Prepayment Rate                                                                                   23.8480 CPR


Group 3
Cut-Off Date Balance                                                                                188,291,484.50

Beginning Aggregate Pool Stated Principal Balance                                                   127,799,619.37
Ending Aggregate Pool Stated Principal Balance                                                      122,845,066.49

Beginning Aggregate Loan Count                                                                                 608
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                 23
Ending Aggregate Loan Count                                                                                    585

Beginning Weighted Average Loan Rate (WAC)                                                               9.568700%
Ending Weighted Average Loan Rate (WAC)                                                                  9.561516%

Beginning Net Weighted Average Loan Rate                                                                 9.068700%
Ending Net Weighted Average Loan Rate                                                                    9.061516%

Weighted Average Maturity (WAM) (Months)                                                                       339

Servicer Advances                                                                                       304,379.77

Aggregate Pool Prepayment                                                                             4,605,375.26
Pool Prepayment Rate                                                                                   35.6231 CPR

Certificate Account

Beginning Balance                                                                                             0.00

Deposit
Payments of Interest and Principal                                                                   28,117,667.83
Liquidation Proceeds                                                                                    859,921.43
All Other Proceeds                                                                                            0.00


                                                     Page 2



THE
BANK OF
NEW
YORK
5 Penn Plaza, 16th floor
New York, NY 10001                                                 CWABS, Inc.
Attn: Courtney Bartholomew                                Asset-Backed Certificates
212-328-7569                                                      Series 2000-1


Other Amounts                                                                                                                0.00
Total Deposits                                                                                                      28,977,589.26

Withdrawals
Reimbursement of Servicer Advances                                                                                           0.00
Payment of Master Servicer Fees                                                                                        334,693.09
Payment of Sub Servicer Fees                                                                                                 0.00
Payment of Other Fees                                                                                                  334,693.09
Payment of Insurance Premium(s)                                                                                              0.00
Payment of Personal Mortgage Insurance                                                                                       0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                                             0.00
Payment of Principal and Interest                                                                                   28,641,576.29

Total Withdrawals                                                                                                   29,310,962.46

Ending Balance                                                                                                           1,319.88

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                               19,701.54
Compensation for Gross PPIS from Servicing Fees                                                                         19,701.54
Other Gross PPIS Compensation                                                                                                0.00

Total Net PPIS (Non-Supported PPIS)                                                                                          0.00


Master Servicing Fees Paid                                                                                             334,693.09

Total Fees                                                                                                             334,693.09

Delinquency Information
Group 1


Delinquency                                                         30 - 59 Days    60 - 89 Days        90+ Days           Totals
Scheduled Principal Balance                                        19,644,900.49    4,738,334.25    8,511,716.94    32,894,951.68
Percentage of Total Pool Balance                                       8.701324%       2.098752%       3.770098%       14.570174%
Number of Loans                                                              311              78             137              526
Percentage of Total Loans                                             10.492578%       2.631579%       4.622132%       17.746289%


                                                                  Page 3



THE
BANK OF
NEW
YORK
5 Penn Plaza, 16th floor
New York, NY 10001                                                 CWABS, Inc.
Attn: Courtney Bartholomew                                Asset-Backed Certificates
212-328-7569                                                      Series 2000-1


Foreclosure

Scheduled Principal Balance                        0.00                0.00                0.00             9,435,927.92
Percentage of Total Pool Balance              0.000000%           0.000000%           0.000000%                4.179459%
Number of Loans                                       0                   0                   0                      141
Percentage of Total Loans                     0.000000%           0.000000%           0.000000%                4.757085%

REO

Scheduled Principal Balance                        0.00                0.00                0.00             2,716,264.80
Percentage of Total Pool Balance              0.000000%           0.000000%           0.000000%                1.203116%
Number of Loans                                       0                   0                   0                       48
Percentage of Total Loans                     0.000000%           0.000000%           0.000000%                1.619433%

Book Value of all REO Loans                                                                                         0.00
Percentage of Total Pool Balance                                                                               0.000000%

Current Realized Losses                                                                                       210,815.83
Additional Gains (Recoveries)/Losses                                                                            1,335.12
Total Realized Losses                                                                                         928,981.58

Group 2


Delinquency                                30 - 59 Days        60 - 89 Days            90+ Days                   Totals

Scheduled Principal Balance               55,089,372.69       16,377,744.84       22,462,913.96            93,930,031.49
Percentage of Total Pool Balance             11.501246%           3.419252%           4.689679%               19.610177%
Number of Loans                                     595                 187                 249                     1031
Percentage of Total Loans                    12.078766%           3.796184%           5.054811%               20.929760%

Foreclosure

Scheduled Principal Balance                        0.00                0.00                0.00            25,962,383.52
Percentage of Total Pool Balance              0.000000%           0.000000%           0.000000%                5.420279%
Number of Loans                                       0                   0                   0                      301
Percentage of Total Loans                     0.000000%           0.000000%           0.000000%                6.110434%

REO

Scheduled Principal Balance                        0.00                0.00                0.00             9,159,667.51
Percentage of Total Pool Balance              0.000000%           0.000000%           0.000000%                1.912303%
Number of Loans                                       0                   0                   0                      132
Percentage of Total Loans                     0.000000%           0.000000%           0.000000%                2.679659%

Book Value of all REO Loans                                                                                         0.00
Percentage of Total Pool Balance                                                                               0.000000%

Current Realized Losses                                                                                       549,016.25
Additional Gains (Recoveries)/Losses                                                                                0.00

                                                                 Page 4



THE
BANK OF
NEW
YORK
5 Penn Plaza, 16th floor
New York, NY 10001                                                 CWABS, Inc.
Attn: Courtney Bartholomew                                Asset-Backed Certificates
212-328-7569                                                      Series 2000-1

Total Realized Losses                                                                                           3,212,560.07

Group 3


Delinquency                                      30 - 59 Days          60 - 89 Days           90+ Days                Totals

Scheduled Principal Balance                     12,124,430.02          5,012,996.53       5,787,049.32         22,924,475.87
Percentage of Total Pool Balance                    9.869692%             4.080747%          4.710852%            18.661291%
Number of Loans                                            64                    25                 38                   127
Percentage of Total Loans                          10.940171%             4.273504%          6.495726%            21.709402%

Foreclosure

Scheduled Principal Balance                              0.00                  0.00               0.00          7,940,895.11
Percentage of Total Pool Balance                    0.000000%             0.000000%          0.000000%             6.464155%
Number of Loans                                             0                     0                  0                    50
Percentage of Total Loans                           0.000000%             0.000000%          0.000000%             8.547009%

REO

Scheduled Principal Balance                              0.00                  0.00               0.00          1,796,128.42
Percentage of Total Pool Balance                    0.000000%             0.000000%          0.000000%             1.462109%
Number of Loans                                             0                     0                  0                    17
Percentage of Total Loans                           0.000000%             0.000000%          0.000000%             2.905983%

Book Value of all REO Loans                                                                                             0.00
Percentage of Total Pool Balance                                                                                   0.000000%

Current Realized Losses                                                                                           173,952.81
Additional Gains (Recoveries)/Losses                                                                                    0.00
Total Realized Losses                                                                                             724,270.97


Group 1 Subordination Detail

Beginning Aggregate Pool Stated Principal Balance (Group 1)                                                   231,174,280.16
Ending Aggregate Pool Stated Principal Balance (Group 1)                                                      225,769,104.80

Beginning Aggregate Certificate Stated Principal Balance (Group 1)                                            225,714,280.16
Ending Aggregate Certificate Stated Principal Balance (Group 1)                                               220,309,104.80

                                                             Page 5



THE
BANK OF
NEW
YORK
5 Penn Plaza, 16th floor
New York, NY 10001                                                 CWABS, Inc.
Attn: Courtney Bartholomew                                Asset-Backed Certificates
212-328-7569                                                      Series 2000-1



Group 1 Subordination Detail
Overcollateralization Amount Group 1                                                                           5,460,000.00
Required Overcollateralization Amount Group 1                                                                  5,460,000.00



Group 2 Subordination Detail

Beginning Aggregate Pool Stated Principal Balance (Subgroups 2A & 2B)                                        619,372,829.56
Ending Aggregate Pool Stated Principal Balance (Subgroups 2A & 2B)                                           601,831,210.43

Beginning Aggregate Certificate Stated Principal Balance (Subgoups 2A & 2B)                                  606,052,829.54
Ending Aggregate Certificate Stated Principal Balance (Subgroups 2A & 2B)                                    588,511,210.41

Overcollateralization Amount Group 2                                                                          13,320,000.02
Required Overcollateralization Amount Group 2                                                                 13,320,000.02



                                                             Page 6